EXHIBIT 5.1

OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

November 28, 2017

Iteris, Inc.

1700 Carnegie Avenue, Suite 100

Santa Ana, CA  92705

Re:                             Iteris, Inc. - Registration Statement on Form S-8

for Offering of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Iteris, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of 1,000,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), issuable under the Company’s Employee Stock Purchase Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the authenticity of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have further assumed that the purchase price or exercise price for the Shares to be issuable under the Plan will be greater than or equal to the par value per share of the common stock.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company (and the consideration therefore received) in the manner and on the terms described in the Plan and pursuant to the agreements that accompany each grant or award under the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP